SEI Reports First-Quarter 2026 Financial Results

OAKS, Pa., Apr. 22, 2026 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the first quarter 2026. Relative to the first quarter 2025, EPS increased by 20%, and revenue and operating income grew by 13% and 21%, respectively, with operating margin increasing to 30%. On an adjusted basis, EPS and operating income grew 21% and 24%, respectively, with the adjusted operating margin increasing to 32%.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended March 31,
	2026	2025	%

U.S. GAAP Basis
Revenues	$622,183	$551,344	13%
Income from operations	189,486	157,097	21%
Operating margin	30%	28%	7%
Net income attributable to SEI Investments	174,487	151,517	15%
Diluted earnings per share	$1.40	$1.17	20%

Non-GAAP Basis(1)
Adjusted income from operations	$198,683	$160,546	24%
Adjusted diluted earnings per share	$1.44	$1.19	21%
Adjusted operating margin	32%	29%	10%
(1) See Non-GAAP Information and Reconciliations on pgs 10-11

“We began 2026 with a defining quarter for SEI, validating our strategy, execution, and the scalability of our operating model. We delivered strong earnings growth, meaningful margin expansion, and incredible sales results, driven by broad-based momentum across our core growth engines," said CEO Ryan Hicke.
"Client demand for outsourcing, technology and administrative excellence, and professional services continues to accelerate. Additionally, evidence of progress in asset management is building, and our ongoing investment in AI and automation is strengthening the foundation of a more nimble, innovative, scalable, and resilient enterprise. We believe SEI is well positioned to deliver sustained value for our clients, employees, and shareholders.”

Summary of First-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended March31,
	2026	2025	%
Investment Managers:
Revenues	$220,717	$192,048	15%
Expenses	133,839	117,211	14%
Operating Profit	86,878	74,837	16%
Operating Margin	39%	39%

Private Banks:
Revenues	152,262	137,714	11%
Expenses	120,031	114,749	5%
Operating Profit	32,231	22,965	40%
Operating Margin	21%	17%

Investment Advisors:
Revenues	169,695	136,576	24%
Expenses	96,357	72,455	33%
Non-controlling interests and other, net (A)	1,337	—	NM*
Operating Profit	72,001	64,121	12%
Operating Margin	42%	47%

Institutional Investors:
Revenues	71,516	68,506	4%
Expenses	37,137	35,870	4%
Operating Profit	34,379	32,636	5%
Operating Margin	48%	48%

Investments in New Businesses:
Revenues	7,993	16,500	(52)%
Expenses	9,193	18,496	(50)%
Operating Loss	(1,200)	(1,996)	(40)%

Totals:
Revenues	$622,183	$551,344	13%
Expenses	396,557	358,781	11%
Corporate Overhead Expenses	36,140	35,466	2%
Income from operations (B)	$189,486	$157,097	21%

Adjusted income from operations	$198,683	$160,546	24%
(A) Primarily includes non-controlling interest and earnings from equity method investments.
(B) Excludes non-controlling interests and other, net
* Variances noted "NM" indicate the percent change is not meaningful.

First-Quarter Business Highlights:
•SEI started the year with strong quarterly performance, achieving diluted EPS of $1.40, up 20% from the prior year. On an adjusted basis, EPS increased by 21% relative to the prior year, driven by strong topline growth and margin expansion across SEI's businesses.
•First quarter net sales events totaled $67.2 million, with $57.1 million of that total being recurring; both the total sales events and recurring sales events represent record levels for SEI.
◦Private Banks net sales events totaled $6.5 million, reflecting continued demand across SEI’s full suite of capabilities, including enterprise‑wide professional services, implementation services, and the SEI Wealth PlatformSM. Of the $4.0 million of net sales events within Investments in New Businesses, $1.4 million were won in partnership with Private Banking.
◦Investment Managers led the quarter with $50.5 million of net sales events, driven by multiple enterprise-level mandates with first-time outsourcers. These larger wins were supplemented with contributions from both the IMS traditional and alternatives business, both in the US and globally.
◦Investment Advisors net sales events of $7.0 million demonstrate continued progress in SEI's asset management offering, with Q1 momentum driven by ETFs, SMAs, and custody-only solutions. Institutional Investors recorded negative $2.9 million of net sales events, driven by a large defined benefit client meeting their funding objectives and annuitizing their plan.
•Consolidated revenues and operating income increased by 13% and 21%, respectively, from Q1 2025. On an adjusted basis, operating income increased by 24% from Q1 2025, with SEI's adjusted operating margin increasing to 32%, up 281 bps. Across all business segments, both revenue and operating profit increased vs. Q1 2025.
◦Private Banking revenue increased 11% and operating margins increased 449 bps vs. Q1 2025, driving operating profit 40% higher. Strong growth reflects a growing contribution from professional services, including the record wins achieved in Q4 of last year, and continued execution against Private Banking's five-pillar margin enhancement strategy.
◦Investment Managers delivered double-digit revenue and operating profit growth vs. last year, as sales event momentum translates into financial performance. The slight margin decline vs. Q4 2025 was expected and primarily driven by the Q4 2025 revenue accrual true-up which did not recur in first quarter.
◦Investment Advisors posted 24% revenue and 12% operating profit growth versus the prior year, although comparisons are impacted by the first full quarter of Stratos results. During the quarter, Stratos contributed $19.0 million to revenue and $3.1 million to operating profit, which includes $6.0 million of expense associated with acquired intangible asset amortization, before considering non-controlling interest. SEI's integrated cash program contributed $20.4 million, consistent with Q3 2025 and Q4 2025.
◦Institutional Investors generated single-digit revenue and operating profit growth compared to the prior year driven by market appreciation and cost discipline.
•Ending assets under administration increased by 4%, and ending assets under management was flat from Q4 to Q1. AUA growth was driven primarily by strong client win momentum. Ending AUM as of Q1 was essentially flat with Q4, as healthy net inflows in Advisors offset market depreciation in March.
•SEI repurchased 2.6 million shares of common stock for $208.3 million during the first quarter 2026 at an average price of $81.55 per share.

Earnings Conference Call
A conference call and presentation to review earnings is scheduled for 5 p.m. Eastern time on
Apr. 22, 2026. Analysts and investors are invited to join the call by completing the registration form. The public is invited to review the presentation and listen to the call and replay at ir.seic.com/events-presentations/events.
Link for registration form: https://register-conf.media-server.com/register/BI47d1ce35e5544d58aa8cc411a54ff9cf

About SEI®
SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of Mar. 31, 2026, SEI manages, advises, or administers approximately $1.9 trillion in assets. For more information, visit seic.com.
This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," '"will," "can," "expect," "believe," "remain," and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•the demand for our products and solutions;
•the degree to which our investments are strengthening the foundation of a more nimble, innovative, scalable and resilient enterprise;
•whether we are positioned to deliver sustained value for our clients, employees and shareholders; and
•when and if we will generate net annualized recurring revenues from sales events that occurred during the quarter, as well as the amount of any such revenue.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. We undertake no obligation to update our forward-looking statements. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the Securities and Exchange Commission.

Investor contact:                        Media contact:
Brad Burke                            Alicia Rudd
SEI                                SEI
+1 610-676-5350                        +1 610-676-3887
bburke2@seic.com                        arudd@seic.com

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	For the Three Months Ended March 31,
	2026	2025

Asset management, admin. and distribution fees	$497,984	$432,143
Information processing and software servicing fees	124,199	119,201

Total revenues	622,183	551,344

Subadvisory, distribution and other asset mgmt. costs	56,746	47,532
Software royalties and other information processing costs	9,932	9,081
Compensation, benefits and other personnel	206,315	190,784
Stock-based compensation	14,496	14,138
Consulting, outsourcing and professional fees	54,403	56,001
Data processing and computer related	44,873	39,319
Facilities, supplies and other costs	20,322	18,755
Amortization	18,354	10,710
Depreciation	7,256	7,927

Total expenses	432,697	394,247

Income from operations	189,486	157,097

Net (loss) gain from investments	(369)	493
Interest and dividend income	7,162	10,221
Interest expense	(473)	(185)
Other income	450	—
Equity in earnings of unconsolidated affiliates	32,476	28,747
Net gain from consolidated variable interest entities	2,079	—

Income before income taxes	230,811	196,373

Income taxes	54,024	44,856

Net income	$176,787	$151,517

Less: Net income attributable to non-controlling interests	2,300	—

Net income attributable to SEI Investments Company	$174,487	$151,517

Basic earnings per common share	$1.43	$1.20

Shares used to calculate basic earnings per share	121,659	126,561

Diluted earnings per common share	$1.40	$1.17

Shares used to calculate diluted earnings per share	124,494	129,450

SEI INVESTMENTS COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands) (Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$363,149	$399,804
Receivables from investment products	55,126	63,317
Receivables, net	710,083	709,748
Securities owned	32,093	33,777
Other current assets	73,107	66,691
Total Current Assets	1,233,558	1,273,337

Property and Equipment, net	149,415	150,434
Operating Lease Right-of-Use Assets	34,669	26,447
Capitalized Software, net	230,746	234,272
Investments	331,371	428,004
Assets of Consolidated Variable Interest Entities	214,921	183,994
Goodwill	388,380	354,989
Intangible assets, net	479,517	368,272
Other Assets, net	212,677	240,095
Total Assets	$3,275,254	$3,259,844

Liabilities, Redeemable Non-controlling Interests and Equity
Current Liabilities:
Accounts payable	$6,685	$5,404
Accrued liabilities	237,722	359,823
Current portion of long-term operating lease liabilities	10,054	8,677
Deferred revenue	18,360	13,307
Total Current Liabilities	272,821	387,211
Long-term Debt	32,415	—
Liabilities of Consolidated Variable Interest Entities	136,542	108,504
Other Long-term Liabilities	76,791	60,353
Total Liabilities	518,569	556,068

Redeemable Non-controlling Interests	269,901	243,959

Equity:
Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 120,386 and 122,232 shares issued and outstanding	1,204	1,222
Capital in excess of par value	1,696,702	1,678,787
Retained earnings	781,778	792,280
Accumulated other comprehensive loss, net	(29,430)	(24,505)
Total SEI Shareholders' Equity	2,450,254	2,447,784
Non-controlling interests	36,530	12,033
Total Equity	$2,486,784	$2,459,817
Total Liabilities, Redeemable Non-controlling Interests and Equity	$3,275,254	$3,259,844

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Mar. 31
	2025	2025	2025	2025	2026
Investment Managers:
Collective trust fund programs (A)	$209,491	$225,690	$237,964	$243,244	$243,900
Liquidity funds	244	307	418	579	536
Total assets under management	$209,735	$225,997	$238,382	$243,823	$244,436
Client assets under administration	1,061,067	1,128,325	1,204,843	1,239,606	1,284,781
Total assets	$1,270,802	$1,354,322	$1,443,225	$1,483,429	$1,529,217

Private Banks:
Equity and fixed-income programs	$25,590	$27,839	$28,408	$29,832	$29,753
Collective trust fund programs	4	3	3	3	4
Liquidity funds	3,670	2,796	2,802	2,099	2,178
Total assets under management	$29,264	$30,638	$31,213	$31,934	$31,935
Client assets under administration	8,365	8,431	8,902	9,115	9,143
Total assets	$37,629	$39,069	$40,115	$41,049	$41,078

Investment Advisors:
Equity and fixed-income programs	$75,689	$80,618	$85,245	$86,879	$86,612
Liquidity funds	3,153	3,457	3,391	3,561	3,485
Total Platform assets under management	$78,842	$84,075	$88,636	$90,440	$90,097
Platform-only assets	25,591	29,848	32,152	33,582	34,070
Platform-only assets-deposit program	2,216	2,155	2,165	2,461	2,294
Total Platform assets	$106,649	$116,078	$122,953	$126,483	$126,461

Institutional Investors:
Equity and fixed-income programs	$76,492	$80,112	$82,676	$84,254	$82,195
Liquidity funds	1,580	1,768	1,580	1,604	1,503
Total assets under management	$78,072	$81,880	$84,256	$85,858	$83,698
Client assets under advisement	5,573	6,090	6,564	3,598	3,549
Total assets	$83,645	$87,970	$90,820	$89,456	$87,247

Investments in New Businesses:
Equity and fixed-income programs	$2,661	$2,867	$2,999	$3,044	$3,087
Liquidity funds	288	244	244	316	252
Total assets under management	$2,949	$3,111	$3,243	$3,360	$3,339
Client assets under administration (E)	14,846	—	—	—	—
Client assets under advisement	2,219	2,593	2,452	2,389	2,185
Total assets	$20,014	$5,704	$5,695	$5,749	$5,524

LSV Asset Management:
Equity and fixed-income programs (B)	$87,114	$91,795	$95,801	$99,196	$100,567

Stratos Wealth Holdings (F)	$—	$—	$—	$38,377	$39,935

Total:
Equity and fixed-income programs (C)	$267,546	$283,231	$295,129	$303,205	$302,214
Collective trust fund programs	209,495	225,693	237,967	243,247	243,904
Liquidity funds	8,935	8,572	8,435	8,159	7,954
Total assets under management	$485,976	$517,496	$541,531	$554,611	$554,072
Client assets under advisement	7,792	8,683	9,016	5,987	5,734
Client assets under administration (D)	1,084,278	1,136,756	1,213,745	1,248,721	1,293,924
Platform-only assets	27,807	32,003	34,317	36,043	36,364
Stratos Wealth Holdings	—	—	—	38,377	39,935
Total assets	$1,605,853	$1,694,938	$1,798,609	$1,883,739	$1,930,029
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.4 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of March 31, 2026).
(C)Equity and fixed-income programs include $8.3 billion of assets in various asset allocation funds (as of March 31, 2026).
(D)    In addition to the assets presented, SEI also administers an additional $13.3 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of March 31, 2026).
(E)    Client assets under administration related to the Family Office Services business divested on June 30, 2025.
(F)    Stratos Wealth Holdings is a family of companies that provide financial services to $39.9 billion in client assets across business models and affiliation structures (as of February 28, 2026).

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.
	2025	2025	2025	2025	2026
Investment Managers:
Collective trust fund programs (A)	$208,720	$215,085	$231,088	$240,285	$248,851
Liquidity funds	256	288	385	492	565
Total assets under management	$208,976	$215,373	$231,473	$240,777	$249,416
Client assets under administration	1,061,282	1,098,925	1,174,961	1,225,392	1,280,581
Total assets	$1,270,258	$1,314,298	$1,406,434	$1,466,169	$1,529,997

Private Banks:
Equity and fixed-income programs	$25,894	$26,533	$28,051	$29,087	$30,696
Collective trust fund programs	4	3	3	3	3
Liquidity funds	2,961	2,771	2,834	2,371	2,150
Total assets under management	$28,859	$29,307	$30,888	$31,461	$32,849
Client assets under administration	8,488	8,266	8,665	8,977	9,282
Total assets	$37,347	$37,573	$39,553	$40,438	$42,131

Investment Advisors:
Equity and fixed-income programs	$77,287	$76,629	$82,735	$85,896	$88,403
Liquidity funds	3,119	3,464	3,378	3,418	3,518
Total Platform assets under management	$80,406	$80,093	$86,113	$89,314	$91,921
Platform-only assets	25,939	27,288	30,874	33,022	34,485
Platform-only assets-deposit program	2,187	2,152	2,136	2,135	2,309
Total Platform assets	$108,532	$109,533	$119,123	$124,471	$128,715

Institutional Investors:
Equity and fixed-income programs	$76,493	$77,843	$80,802	$83,739	$84,393
Liquidity funds	1,655	1,853	1,810	1,947	1,941
Total assets under management	$78,148	$79,696	$82,612	$85,686	$86,334
Client assets under advisement	5,741	5,841	6,274	5,413	3,657
Total assets	$83,889	$85,537	$88,886	$91,099	$89,991

Investments in New Businesses:
Equity and fixed-income programs	$2,801	$2,732	$2,934	$3,021	$3,106
Liquidity funds	274	244	255	288	319
Total assets under management	$3,075	$2,976	$3,189	$3,309	$3,425
Client assets under administration (E)	14,630	14,917	—	—	—
Client assets under advisement	2,205	2,329	2,428	2,408	2,335
Total assets	$19,910	$20,222	$5,617	$5,717	$5,760

LSV Asset Management:
Equity and fixed-income programs (B)	$87,790	$89,422	$92,969	$97,304	$104,619

Stratos Wealth Holdings (F)	$—	$—	$—	$38,085	$39,115

Total:
Equity and fixed-income programs (C)	$270,265	$273,159	$287,491	$299,047	$311,217
Collective trust fund programs	208,724	215,088	231,091	240,288	248,854
Liquidity funds	8,265	8,620	8,662	8,516	8,493
Total assets under management	$487,254	$496,867	$527,244	$547,851	$568,564
Client assets under advisement	7,946	8,170	8,702	7,821	5,992
Client assets under administration (D)	1,084,400	1,122,108	1,183,626	1,234,369	1,289,863
Platform-only assets	28,126	29,440	33,010	35,157	36,794
Stratos Wealth Holdings	—	—	—	38,085	39,115
Total assets	$1,607,726	$1,656,585	$1,752,582	$1,863,283	$1,940,328
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during first-quarter 2026 include $1.5 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $8.2 billion of average assets in various asset allocation funds during first-quarter 2026.
(D)    In addition to the assets presented, SEI also administers an additional $13.2 billion of average assets in Funds of Funds assets during first-quarter 2026 on which SEI does not earn an administration fee.
(E)    Client assets under administration related to the Family Office Services business divested on June 30, 2025.
(F)    Stratos Wealth Holdings is a family of companies that provide financial services to $39.1 billion in client assets across business models and affiliation structures during first-quarter 2026 through February 28, 2026.

SALES EVENTS
(In thousands) (Unaudited)

Net Recurring Sales Events

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.
	2025	2025	2025	2025	2026
Investment Processing-related Businesses:
Investment Managers	$25,296	$21,928	$27,460	$19,150	$46,848
Private Banks	7,059	254	(6,713)	5,670	1,571
Total Investment Processing-related Businesses	$32,355	$22,182	$20,747	$24,820	$48,419

Asset Management-related Businesses:
Private Banks-AMD	($58)	($174)	($1,674)	($1,567)	$1,983
Investment Advisors	888	(1,654)	1,230	(728)	7,044
Institutional Investors	41	2,544	(594)	(5,025)	(2,935)
Total Asset Management-related Businesses	$871	$716	($1,038)	($7,320)	$6,092

Newer Initiatives:
Investments in New Businesses	$3,614	$1,245	$1,208	$1,248	$2,631

Total Net Recurring Sales Events	$36,840	$24,143	$20,917	$18,748	$57,142

Professional Services Sales Events

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.
	2025	2025	2025	2025	2026
Investment Processing-related Businesses:
Investment Managers	$835	$1,102	$2,465	$1,347	$3,672
Private Banks	7,060	2,373	7,087	23,409	4,950
Total Investment Processing-related Businesses	$7,895	$3,475	$9,552	$24,756	$8,622

Newer Initiatives:
Investments in New Businesses	$1,834	$1,552	$71	$95	$1,389

Total Professional Services Sales Events	$9,729	$5,027	$9,623	$24,851	$10,011

Total Sales Events

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.
	2025	2025	2025	2025	2026
Investment Processing-related Businesses:
Investment Managers	$26,131	$23,030	$29,925	$20,497	$50,520
Private Banks	14,119	2,627	374	29,079	6,521
Total Investment Processing-related Businesses	$40,250	$25,657	$30,299	$49,576	$57,041

Asset Management-related Businesses:
Private Banks-AMD	($58)	($174)	($1,674)	($1,567)	$1,983
Investment Advisors	888	(1,654)	1,230	(728)	7,044
Institutional Investors	41	2,544	(594)	(5,025)	(2,935)
Total Asset Management-related Businesses	$871	$716	($1,038)	($7,320)	$6,092

Newer Initiatives:
Investments in New Businesses	$5,448	$2,797	$1,279	$1,343	$4,020

Total Sales Events	$46,569	$29,170	$30,540	$43,599	$67,153

Non-GAAP Information & Reconciliations
(In thousands, except per share data) (Unaudited)
We present certain non‑GAAP financial measures to supplement the consolidated financial statements prepared in accordance with GAAP. Management believes these measures provide useful information to investors by enhancing the understanding of our core operating performance and facilitating comparisons across reporting periods. These non‑GAAP measures are also used by our management to evaluate operating results, allocate resources, and assess performance against strategic objectives.
These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.
The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for each quarter in 2026 and 2025:

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.		1st Qtr.
	2025	2025	2025	2025	2025	2026
Net income attributable to SEI Investments Company (U.S. GAAP basis)	$151,517	$227,083	$164,204	$172,501	$715,305	$174,487
Non-GAAP adjustments:
Acquisition-related:
Third party costs (A)	—	820	3,767	7,339	11,926	—
Intangible assets amortization & impairments (B)	3,449	3,157	3,168	4,216	13,990	6,634
Total acquisition-related	3,449	3,977	6,935	11,555	25,916	6,634
Gain on sale of asset/business (C)	—	(94,412)	—	—	(94,412)	—
Litigation settlements and insurance proceeds (D)	—	(4,500)	(4,350)	—	(8,850)	—
Severance and related costs (E)	—	—	—	13,600	13,600	—
Income tax effect (F)	(788)	21,142	(567)	(5,300)	14,487	(1,553)
Adjusted net income attributable to SEI Investments Company (non-GAAP basis)	$154,178	$153,290	$166,222	$192,356	$666,046	$179,568

Diluted EPS (U.S. GAAP basis)	$1.17	$1.78	$1.30	$1.38	$5.63	$1.40
Adjusted diluted EPS (non-GAAP basis)	$1.19	$1.20	$1.32	$1.54	$5.25	$1.44
Diluted weighted average shares outstanding	129,450	127,278	126,325	125,251	127,076	124,494

Income from operations (U.S. GAAP Basis)	$157,097	$148,635	$159,961	$161,618	$627,311	$189,486
Operating margin (U.S. GAAP Basis)	28%	27%	28%	27%	27%	30%
Non-GAAP adjustments:
Acquisition-related:
Third party costs (A)	—	820	3,767	7,339	11,926	—
Intangible assets amortization & impairments (B)	3,449	3,157	3,168	5,002	14,776	9,197
Total acquisition-related	3,449	3,977	6,935	12,341	26,702	9,197
Severance and related costs (E)	—	—	—	13,600	13,600	—
Adjusted income from operations (non-GAAP Basis)	$160,546	$152,612	$166,896	$187,559	$667,613	$198,683
Adjusted operating margin (non-GAAP basis)	29%	27%	29%	31%	29%	32%

Non-GAAP Information & Reconciliations
(In thousands, except per share data) (Unaudited)
The following schedules reconcile U.S. GAAP financial measures to Non-GAAP financial measures for each quarter in 2024:

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2024	2024	2024	2024	2024
Net income attributable to SEI Investments Company (U.S. GAAP basis)	$131,400	$139,120	$154,900	$155,771	$581,191
Non-GAAP adjustments:
Acquisition-related:
Intangible assets amortization & impairments (B)	3,397	3,387	3,276	3,382	13,442
Total acquisition-related	3,397	3,387	3,276	3,382	13,442
Gain on sale of asset/business (C)	—	—	(8,151)	—	(8,151)
Income tax effect (F)	(778)	(809)	1,143	(626)	(1,070)
Adjusted net income attributable to SEI Investments Company (non-GAAP basis)	$134,019	$141,698	$151,168	$158,527	$585,412

Diluted EPS (U.S. GAAP basis)	$0.99	$1.05	$1.19	$1.19	$4.41
Adjusted diluted EPS (non-GAAP basis)	$1.01	$1.07	$1.16	$1.21	$4.45
Diluted weighted average shares outstanding	132,745	132,073	130,671	131,421	131,727

Income from operations (U.S. GAAP Basis)	$125,851	$136,514	$143,832	$145,544	$551,741
Operating profit margin (U.S. GAAP Basis)	25%	26%	27%	26%	26%
Non-GAAP adjustments:
Acquisition-related:
Intangible assets amortization & impairments (B)	3,397	3,387	3,276	3,382	13,442
Total acquisition-related	3,397	3,387	3,276	3,382	13,442
Adjusted income from operations (non-GAAP Basis)	$129,248	$139,901	$147,108	$148,926	$565,183
Adjusted operating margin (non-GAAP basis)	25%	27%	27%	27%	27%
(A)    This non-GAAP adjustment removes incremental and directly attributable costs incurred to execute acquisitions, such as third-party advisory, legal, accounting, valuation, and due diligence. For 2025, this non-GAAP adjustment consisted of the legal costs, advisory fees, and due diligence fees in relation to the Stratos acquisition. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(B)    This non-GAAP adjustment removes the impact of amortization expense associated with acquired intangible assets (e.g., customer relationships, technology, trade names). This non-GAAP adjustment removes only amortization recorded in the current period related to acquired intangibles from prior acquisitions. The non-GAAP adjustments in Q4 2025 and Q1 2026 include the amortization of the acquired intangibles from the Stratos acquisition, which closed in December 2025. Management included the Stratos related amortization expense net of the 42.5% NCI adjustment for the adjusted EPS calculation. However, this adjustment is not inclusive of the NCI portion for adjusted operating margin. The associated revenues are not adjusted. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(C)    This non-GAAP adjustment removes realized gains on the sale of assets owned or entities under our control, out of the normal course of business. In Q3 2024, this non-GAAP adjustment consisted of the realized gain on the sale of property in New York City, NY. In Q2 2025, the adjustment consisted of the realized gain from the sale of Family Office Services (FOS). Management believes adjusting for these gains helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(D)    This non-GAAP adjustment removes individually significant litigation settlements and insurance proceeds. In Q2 2025, this non-GAAP adjustment consisted of a $4.5M settlement related to a vendor matter and, in Q3 2025, this adjustment consisted of an insurance settlement. Management included both of these transactions as non-GAAP adjustments since they were both out of the normal course of business. Management believes adjusting for these items helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(E)    This non-GAAP adjustment includes severance, benefits, and other related personnel costs, net of the associated reversal in stock-based compensation costs. We only include the related costs when (i) part of a bona fide, company-wide cost-reduction initiative, and (ii) not expected to recur frequently. During Q4 2025, we reduced our workforce by 4% as part of a bona fide, company-wide cost reduction initiative which is not expected to recur frequently. Management believes this adjustment helps the reader's ability to understand our core operating results and increases comparability period to period.
(F)    Income tax effects are presented as a separate reconciling item (not netted within each adjustment). For performance measures, the tax effect reflects current and deferred tax expense commensurate with the adjusted measure of profitability. The methodology used (e.g., statutory rate, effective rate, or discrete item approach) is consistently applied. All of the above items use a systematic approach.